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                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Statement of Additional Information constituting part of this Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 (the "Registration Statement") of our report dated February 7, 2003, relating to the financial statements of New York Life Insurance and Annuity Corporation, which appear in such Statement of Additional Information. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP


New York, New York
September 8, 2003